                                                                EXHIBIT 99.04


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     I, Jeffrey Brothers, hereby consent to the use, in the Registration Statement on Form S-1 of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.



                                               /s/ Jeffrey Brothers
                                     -----------------------------------------
                                                   Jeffrey Brothers

November 5, 1997